
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<DEBT-HELD-FOR-SALE>                         2,803,154
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   6,298,088
<MORTGAGE>                                      11,119
<REAL-ESTATE>                                    4,508
<TOTAL-INVEST>                               9,152,994<F1>
<CASH>                                          97,809
<RECOVER-REINSURE>                               3,612
<DEFERRED-ACQUISITION>                         139,880
<TOTAL-ASSETS>                               9,938,969
<POLICY-LOSSES>                              2,518,813<F2>
<UNEARNED-PREMIUMS>                            456,724
<POLICY-OTHER>                                  34,924<F2>
<POLICY-HOLDER-FUNDS>                           16,959
<NOTES-PAYABLE>                                472,407<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       340,587<F4>
<OTHER-SE>                                   4,552,187<F4>
<TOTAL-LIABILITY-AND-EQUITY>                 9,938,969
<PREMIUMS>                                   1,195,595
<INVESTMENT-INCOME>                            272,833
<INVESTMENT-GAINS>                              71,624
<OTHER-INCOME>                                   5,845
<BENEFITS>                                     907,434
<UNDERWRITING-AMORTIZATION>                    250,443<F5>
<UNDERWRITING-OTHER>                           134,754<F5>
<INCOME-PRETAX>                                253,266
<INCOME-TAX>                                    57,323
<INCOME-CONTINUING>                            195,943
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   195,943
<EPS-PRIMARY>                                     1.17
<EPS-DILUTED>                                     1.15
<RESERVE-OPEN>                               1,776,648<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,854,496<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested
Assets.
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liability for Supplementary Contracts without Life Contingencies of $3,697 which is classified as Other Policyholder Funds.
<F3>Equals the sum of Notes Payable, the 5.5% Convertible Senior Debentures and the
6.9% Senior Debentures
<F4>Equals the Total Shareholders' Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes and licenses and
Fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1997
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of September 30, 1998

